Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

T3 DEFENSE INC.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.001 per share		457(o)		$		$0.0001381	$
Fees to be Paid	Equity	Preferred Stock, par value $0.001 per share		457(o)				0.0001381
Fees to be Paid	Debt	Debt Securities		457(o)				0.0001381
Fees to be Paid	Other	Warrants		457(o)				0.0001381
Fees to be Paid	Other	Units		457(o)				0.0001381
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)		$	$250,000,000.00	0.0001381		$34,525.00

Total Offering Amounts:							$250,000,000.00			34,525.00
Total Fees Previously Paid:
Total Fee Offsets:										0.00
Net Fee Due:										$34,525.00

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Offering Note(s)

(1)	There is being registered hereunder an unspecified number of shares of (a) common stock, (b) preferred stock, (c) debt securities, (d) warrants to purchase common stock, preferred stock or debt securities of the Registrant, and (e) units, consisting of some or all of these securities in any combination, as may be sold from time to time by the Registrant. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. There is also being registered hereunder an unspecified number of shares of common stock, preferred stock and debt securities as shall be issuable upon conversion, exchange or exercise of any securities that provide for such issuance. In no event will the aggregate offering price of all types of securities issued by the Registrant pursuant to this registration statement exceed $250,000,000. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction. The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii(b) of Item 16(b) of Form S-3 under the Securities Act. The proposed maximum offering price per share and proposed maximum aggregate offering price for each type of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii(b) of Item 16(b) of Form S-3 under the Securities Act.